                               [REX STORES LOGO]

News Announcement                                  For Immediate Release

For further information contact:

Douglas Bruggeman                                  Stewart A. Lewack, Joseph N. Jaffoni
Chief Financial Officer                            Jaffoni & Collins Incorporated
937/276-3931                                       212/835-8500 or rsc@jcir.com


                  REX STORES REPORTS FOURTH QUARTER NET INCOME
                  OF $16.8 MILLION, OR $1.30 PER DILUTED SHARE

Dayton, Ohio (March 31, 2005) -- REX Stores Corporation (NYSE: RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the three- and twelve-month periods ended January 31, 2005 (the Company's 2004 fiscal year).

Net income in the three months ended January 31, 2005 was $16.8 million, or $1.30 per diluted share, compared to net income of $17.1 million, or $1.32 per diluted share, in the three months ended January 31, 2004. Net income in the fiscal 2004 fourth quarter includes $4.8 million of investment income from a synthetic fuel limited partnership. Results for the 2004 period also reflect an income tax benefit due to the reduction of valuation allowances for tax credits earned by its investment in a synthetic fuel limited partnership, which resulted from the completion of an Internal Revenue Service examination. Per share results are based on 12,899,000 and 12,966,000 diluted weighted average shares outstanding for the three-month periods ending January 31, 2005 and 2004, respectively.

Net sales in the three months ended January 31, 2005 fell 4% to $125.4 million from $130.2 million in the three months ended January 31, 2004. Comparable store sales during the period fell 2% compared to the year-ago period. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

During the three-month period ended January 31, 2005, REX purchased approximately 70,000 shares of its common stock in open market transactions. The Company has approximately 430,745 authorized shares remaining available to purchase under its previously announced stock buy-back authorization.


                                     -more-

REX Stores Reports Fourth Quarter/Year-End Results, 3/31/05               page 2


Net income for the fiscal year ended January 31, 2005 was $27.5 million, or $2.17 per diluted share, compared to net income of $27.4 million, or $2.17 per diluted share, in the twelve-month period ended January 31, 2004. Net income in fiscal 2004 includes $18.6 million of investment income from a synthetic fuel limited partnership, as well as an income tax benefit due to the reduction of valuation allowances for tax credits earned by its investment in a synthetic fuel limited partnership. Per share results are based on 12,714,000 and 12,648,000 diluted weighted average shares outstanding for the twelve-month periods ending January 31, 2005 and 2004, respectively. Net sales in fiscal 2004 were $391.3 million compared to $405.4 million in fiscal 2003, while comparable store sales fell 2%.

Commenting on the results, Stuart Rose, Chairman and Chief Executive Officer, stated, "Our strongest product category in fiscal 2004 remained televisions, reflecting higher demand for LCD, DLP, plasma and other high definition-ready televisions. We continued to strengthen our balance sheet in fiscal 2004 with the cash generated from our synthetic fuel investments, reducing long-term debt by $25.4 million by pre-paying mortgages on 43 retail locations. This action will continue to benefit the Company going forward."

The Company will host a conference call and webcast today at 11:00 a.m. EST, which are open to the general public. The conference call dial-in number is 212/341-7098; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, WWW.REXTV.COM, or at WWW.FULLDISCLOSURE.COM; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. EST on March 31, 2005 by dialing 800/633-8284 or 402/977-9140
(international callers). The access code for the audio replay is 21236574. A replay of the webcast will be available for 30 days at WWW.REXTV.COM or WWW.FULLDISCLOSURE.COM.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of January 31, 2005 the Company operated 234 stores in 37 states under the trade name "REX."






This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-

REX Stores Reports Fourth Quarter/Year-End Results, 3/31/05               page 3


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)


                                                              Three Months Ended       Twelve Months Ended
                                                                  January 31,              January 31,
                                                              --------------------     --------------------
                                                                 2005       2004          2005         2004
                                                                 ----       ----          ----         ----
NET SALES ................................................   $ 125,435    $ 130,170    $ 391,300    $ 405,413

COSTS AND EXPENSES:
     Cost of merchandise sold ............................      91,030       93,776      282,047      286,273
     Selling, general and administrative expenses ........      29,753       29,939      103,437      105,564
                                                             ---------    ---------    ---------    ---------
Total costs and expenses .................................     120,783      123,715      385,484      391,837
                                                             ---------    ---------    ---------    ---------

Income from continuing operations before
interest, other items, income taxes and discontinued
operations ...............................................       4,652        6,455        5,816       13,576

INVESTMENT INCOME ........................................          26           23          178           77
INTEREST EXPENSE .........................................        (706)      (1,065)      (3,130)      (4,751)
LOSS ON EARLY TERMINATION OF DEBT ........................         (65)         (18)        (679)         (18)
GAIN ON SALE OF REAL ESTATE ..............................         125          375          246        1,153
INCOME FROM SYNTHETIC FUEL LIMITED PARTNERSHIP INVESTMENTS       4,817        6,094       18,615       16,011
                                                             ---------    ---------    ---------    ---------

Income from continuing operations before
provision for income taxes and discontinued
operations ...............................................       8,849       11,864       21,046       26,048

BENEFIT FOR INCOME TAXES .................................      (7,834)      (5,216)      (6,840)      (1,725)
                                                             ---------    ---------    ---------    ---------

Income from continuing operations ........................      16,683       17,080       27,886       27,773

Loss from discontinued operations, net of tax ............         (97)         (26)        (549)        (333)
Gain on disposal of discontinued operations, net of tax ..         212            0          212            0
                                                             ---------    ---------    ---------    ---------

Net Income ...............................................   $  16,798    $  17,054    $  27,549    $  27,440
                                                             =========    =========    =========    =========

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC ......................................      11,049       10,992       11,081       10,863
                                                             =========    =========    =========    =========

Basic income per share from continuing operations ........   $    1.51    $    1.55    $    2.52    $    2.56
Basic loss per share from discontinued operations ........       (0.01)       (0.00)       (0.05)       (0.03)
Basic gain on disposal of discontinued operations ........        0.02         0.00         0.02         0.00
                                                             ---------    ---------    ---------    ---------
BASIC NET INCOME PER SHARE ...............................   $    1.52    $    1.55    $    2.49    $    2.53
                                                             =========    =========    =========    =========

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED ....................................      12,899       12,966       12,714       12,648
                                                             =========    =========    =========    =========

Diluted income per share from continuing operations ......   $    1.29    $    1.32    $    2.19    $    2.20
Diluted loss per share from discontinued operations ......       (0.01)       (0.00)       (0.04)       (0.03)
Diluted gain on disposal of discontinued operations ......        0.02         0.00         0.02         0.00
                                                             ---------    ---------    ---------    ---------
DILUTED NET INCOME PER SHARE .............................   $    1.30    $    1.32    $    2.17    $    2.17
                                                             =========    =========    =========    =========



                                     (more)

REX Stores Reports Fourth Quarter/Year-End Results, 3/31/05               page 4

                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                    (in thousands, except per share amounts)


                                                   January 31,      January 31,
                                                      2005               2004
                                                   -----------      -----------
ASSETS
CURRENT ASSETS:
       Cash and cash equivalents ...............      $   4,671       $  19,780
       Accounts receivable, net ................          5,460           4,806
       Synthetic fuel receivable ...............          1,675           3,098
       Investments available for sale ..........           --             7,000
       Merchandise inventory ...................        124,188         116,755
       Prepaid expenses and other ..............          1,230           1,481
       Future income tax benefits ..............         10,929           8,703
                                                      ---------       ---------
               Total current assets ............        148,153         161,623

PROPERTY AND EQUIPMENT, NET ....................        129,723         131,409
ASSETS HELD FOR SALE ...........................          1,986            --
OTHER ASSETS ...................................            841           3,477
FUTURE INCOME TAX BENEFITS .....................         27,978          14,645
RESTRICTED INVESTMENTS .........................          2,270           2,257
                                                      ---------       ---------
               Total assets ....................      $ 310,951       $ 313,411
                                                      =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
        Current portion of long-term debt ......      $   2,897       $   5,258
        Accounts payable, trade ................         32,842          32,745
        Accrued income taxes ...................          1,567             806
        Current portion of deferred income and
            deferred gain on sale and leaseback          10,432          10,544
        Accrued payroll ........................          6,303           6,602
        Other current liabilities ..............          6,152           7,214
                                                      ---------       ---------
               Total current liabilities .......         60,193          63,169
                                                      ---------       ---------

LONG-TERM LIABILITIES:
         Long-term mortgage debt ...............         30,501          53,548
         Deferred income .......................         11,703          12,762
                                                      ---------       ---------
               Total long-term liabilities .....         42,204          66,310
                                                      ---------       ---------

SHAREHOLDERS' EQUITY:
         Common stock ..........................            290             283
         Paid-in capital .......................        133,474         126,124
         Retained earnings .....................        212,629         185,080
         Treasury stock ........................       (137,839)       (127,555)
                                                      ---------       ---------
               Total shareholders' equity ......        208,554         183,932
                                                      ---------       ---------

                                                      ---------       ---------
               Total liabilities and
                   shareholders' equity ........      $ 310,951       $ 313,411
                                                      =========       =========



                                      # # #